Exhibit 10.05

LOAN PURCHASE AGREEMENT

This Loan Purchase Agreement (“Agreement”), dated as of April 15, 2019 (the “Effective Date”), between GACP Finance Co., LLC., a Delaware limited liability company (the “Seller”), Foris Ventures, LLC, a Delaware limited liability company (the “Purchaser”) and Borrower (as defined below), solely for purposes of Sections 3.03 and 4.03.

RECITALS

A. The Seller has extended credit (the “Loan”) to Borrower in the original principal amount of Thirty-Six Million Dollars ($36,000,000.00) pursuant to that certain Loan and Security Agreement, dated as of June 29, 2018, as modified by that certain First Modification Agreement, effective as of June 29, 2018 and as amended pursuant to that certain Amendment No 1 to Loan Agreement, effective as of August 24, 2018, that certain Amendment No 2 to Loan Agreement, effective as of September 30, 2018, that certain Amendment No 3 to Loan Agreement, effective as of December 14, 2018 and that certain Amendment No 4 to Loan Agreement (“Amendment No 4”), effective as of April 4, 2019 (the “Loan Agreement”), each by and among by Amyris, Inc., a Delaware corporation (“Parent”), each “Subsidiary Guarantor” party thereto (together with Parent, “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (collectively, referred to as “Lender”) and Seller, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”) and evidenced by that certain Secured Term Promissory Note, dated as of June 29, 2018, by Borrower in favor of Seller (the Note, and together with the Loan Agreement and the following documents, the “Loan Documents”):

(i) Joinder Agreement, dated June 29, 2018, by and between Amyris Fuels, LLC, a Delaware limited liability company (“Fuels”), and Seller;

(ii) Joinder Agreement, dated October 2, 2018, by and between Amyris Clean Beauty LLC, a Delaware limited liability company (“Clean Beauty”), and Seller;

(iii) Joinder Agreement, dated February 8, 2019, by and between AB Technologies LLC, a Delaware limited liability company (“AB Tech”), and Seller;

(iv) Amended and Restated Fee Letter, dated November 14, 2018, by and between Borrower and Seller;

(v) Grant of Patent Security Interest, dated June 29, 2018, by Parent in favor of and Seller;

(vi) Grant of Patent Security Interest, dated June 29, 2018, by Fuels in favor of and Seller;

(vii) Grant of Trademark Security Interest, dated June 29, 2018, by Parent in favor of and Seller;

(xviii) Grant of Trademark Security Interest, dated June 29, 2018, by Fuels in favor of and Seller;

(ix) Grant of Copyright Security Interest, dated June 29, 2018, by Parent in favor of and Seller;

(x) Grant of Copyright Security Interest, dated June 29, 2018, by Fuels in favor of and Seller;

(xi) Pledge Agreement, dated June 29, 2018, by and between Borrower and Seller, as amended by Amendment No. 1 to Pledge Agreement dated October 2, 2018,

(xii) Joinder Agreement to Pledge Agreement, dated February 8, 2019, by and between Clean Beauty and Seller;

(xiii) Joinder Agreement to Pledge Agreement, dated February 8, 2019, by and between AB Tech and Seller;

(xiv) Notice of Pledge Agreement by Parent, dated June 29, 2018, in respect of AB Tech;

(xv) Notice of Pledge Agreement by Parent, dated June 29, 2018, in respect of Amyris Bio Products Portugal, Unipessoal, LDA;

(xxii) Notice of Pledge Agreement by Parent, dated June 29, 2018, in respect of Fuels;

(xvi) Notice of Pledge Agreement by Parent, dated June 29, 2018, in respect of SMA Industria Quimica LTDA;

(xvii) Notice of Pledge Agreement by Parent, dated October 2, 2018, in respect of Clean Beauty;

(xviii) Notice of Pledge Agreement by Parent, dated February 8, 2019, in respect of Amyris Brotas Fermentacao de Performance Ltda.

(xix) Notice of Pledge Agreement by AB Tech, dated February 8, 2019, in respect of Amyris Brotas Fermentacao de Performance Ltda.

(xx) Notice of Pledge Agreement by Clean Beauty, dated February 8, 2019, in respect of Amyris Biossance do Brasil Comercio de Cosmeticos Ltda.

(xxi) Notice of Pledge Agreement by AB Tech, dated February 8, 2019, in respect of Amyris Biossance do Brasil Comercio de Cosmeticos Ltda.

(xxii) Notice of Pledge Agreement by AB Tech, dated February 8, 2019, in respect of Amyris Biotechnologia do Brasil Ltda.

(xxiii) Irrevocable Proxy Coupled with Interest, dated June 29, 2018, by Parent in respect of AB Tech;

(xxiv) Irrevocable Proxy Coupled with Interest, dated June 29, 2018, by Parent in respect of Amyris Bio Products Portugal, Unipessoal, LDA;

(xxv) Irrevocable Proxy Coupled with Interest, dated June 29, 2018, by Parent in respect of Fuels;

(xxvi) Irrevocable Proxy Coupled with Interest, dated June 29, 2018, by Parent in respect of SMA Industria Quimica LTDA;

(xxvii) Irrevocable Proxy Coupled with Interest, dated October 2, 2018, by Parent in respect of Clean Beauty;

(xxviii)Irrevocable Proxy Coupled with Interest, dated February 8, 2019, by Clean Beauty in respect of Amyris Biossance do Brasil Comercio de Cosmeticos Ltda;

(xxxix) Irrevocable Proxy Coupled with Interest, dated February 8, 2019, by AB Tech in respect of Amyris Biossance do Brasil Comercio de Cosmeticos Ltda;

(xl) Irrevocable Proxy Couple with Interest, dated February 8, 2019, by AB Tech in respect of Amyris Biotechnologia do Brasil Ltda;

(xli) Irrevocable Proxy Couple with Interest, dated February 8, 2019, by AB Tech in respect of Amyris Brotas Fermentacao de Performance Ltda.

(xlii) Irrevocable Proxy Couple with Interest, dated February 8, 2019, by Parent in respect of Amyris Brotas Fermentacao de Performance Ltda.

(xliii) UCC 1 Financing Statement naming Amyris, Inc. as Debtor and Assignor as Secured Party, filed with the Delaware Secretary of State, file number 2018 4480998, file date June 29, 2018, as amended by UCC 3 Financing Statement naming Amyris, Inc. as Debtor and Assignor as Secured Party, filed with the Delaware Secretary of State, file number 2018 8186262, file date December 17, 2018;

(xliv) UCC 1 Financing Statement naming Amyris Fuels, LLC as Debtor and Assignor as Secured Party, filed with the Delaware Secretary of State, file number 2018 4481145, file date June 29, 2018;

(xlv) UCC 1 Financing Statement naming Amyris Clean Beauty LLC as Debtor and Assignor as Secured Party, filed with the Delaware Secretary of State, file number 2018 6821769, file date October 3, 2018;

(xlvi) UCC 1 Financing Statement naming AB Technologies LLC as Debtor and Assignor as Secured Party, filed with the Delaware Secretary of State, file number 2019 1279475, file date February 22, 2019;

(xlvii) Deposit Account Control Agreement effective as July 6, 2018, between Seller, Parent and Bank of the West (“Parent Control Agreement”);

(xlviii) Deposit Account Control Agreement effective as July 8, 2018, between Seller, Fuels and Bank of the West (“Fuels Control Agreement” and together with the Parent Control Agreement, the (“Control Agreements”); and

(xlix) all other notices, certificates, agreements, instruments or other documents entered into in connection with the Note, the Loan Agreement or any of the foregoing.

B. The Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell to Purchaser, the Loan and all documents and assets related thereto, on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller hereby agree as follows:

ARTICLE I -TERMS OF PURCHASE AND SALE

Section 1.01 Agreement to Purchase. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (defined below), the Purchaser hereby agrees to purchase, and the Seller hereby agrees to irrevocably sell, all right, title and interest of the Seller in (a) the Loan, (b) the Loan Documents, (c) all existing collateral for the Loan, including the Collateral (as defined in the Loan Agreement), (d) all of the Seller’s rights and obligations as the “Agent” and a “Lender” (or similar defined term) under the Loan Agreement and the other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to, (e) to the extent permitted by applicable law, all suits, claims, causes of action and any other right of the Seller against any Person, whether known or unknown, arising under or with respect to the Loan Agreement, any other Loan Document, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or otherwise based on or related to any of the foregoing, including, but not limited to, contract claims, statutory claims, tort claims, malpractice claims and all other claims at law or in equity with respect to the rights and obligations sold and assigned pursuant to this Agreement and (f) all future claims against Borrower or other persons liable for the repayment of the Loan or the performance of the Borrower’s obligations under the Loan, including, without limitation, any guarantor. In addition, any and all tax and insurance escrows or reserves held by the Seller on account of the Loan as of the Closing Date shall be transferred to the Purchaser as of the Closing Date.

Section 1.02 Purchase Price. The total purchase price which Purchaser agrees to pay for the Loan and related assets set forth in Section 1.01 hereof is $38,841,416.67 (the “Purchase Price”), payable as follows:

(a) No later than 5:00 p.m. (Pacific Standard Time) on the Closing Date, Purchaser shall deliver $38,445,500.00, in respect of the following:

Principal:	$36,000,000.00
Accrued and unpaid interest:	$292,500.00
Make-Whole payment:	$1,073,000.00
Prepayment fee:	$1,080,000.00

to the Seller by wire transfer of immediately available funds to the account set forth below:

City National Bank

555 South Flower Street

Los Angeles, CA 90071

ABA

Acct #

Acct Name

(b) No later than 5:00 p.m. (Pacific Standard Time) on the Closing Date, Purchaser shall deliver $65,000.00 in respect of outstanding invoices and fees related to the Loan Documents by wire transfer of immediately available funds to the account set forth below:

JPMorgan Chase Bank N.A.

201 N. Central Avenue

Phoenix, AZ 85004

ABA

Acct #

Acct Name

Reference

(c) No later than 5:00 p.m. (Pacific Standard Time) on the Closing Date, Purchaser shall deliver $30,500.00 in respect of outstanding invoices for intellectual property appraisal work completed through March 18, 2019 by wire transfer of immediately available funds to the account set forth below:

Wells Fargo Bank, N.A.

21255 Burbank Blvd.

Woodland Hills, CA 91367

ABA

Acct #

Acct Name

Reference

Section 1.03 Closing. The closing of the purchase contemplated by this Agreement will be conducted either (i) by telephone, confirmed by letter, facsimile or wire as the parties may agree, or (ii) conducted in person, at such place as the parties agree at 10:00 a.m. Pacific Standard Time on April 15, 2019, or such earlier date as may be mutually acceptable to the Seller and the Purchaser (the “Closing Date”).

Section 1.04 Sale of Loan. Simultaneously with the payment of the Purchase Price by the Purchaser on the Closing Date, Seller will irrevocably sell, assign, transfer and convey to the Purchaser on the Closing Date, and the Purchaser will purchase, assume and accept on the Closing Date, all rights, title, interests and obligations of the Seller, as of the Closing Date, in, to and under the Loan, the Loan Documents, all existing collateral for the Loan, including the Collateral (as defined by the Loan Agreement, all of the Seller’s rights and obligations as the “Agent” and a “Lender” (or similar defined term) under the Loan Agreement and the other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to, to the extent permitted by applicable law, all suits, claims, causes of action and any other right of the Seller against any Person, whether known or unknown, arising under or with respect to the Loan Agreement, any other Loan Document, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or otherwise based on or related to any of the foregoing, including, but not limited to, contract claims, statutory claims, tort claims, malpractice claims and all other claims at law or in equity with respect to the rights and obligations sold and assigned pursuant to this Agreement and all future claims against any Borrower or other persons liable for the repayment of the Loan or the performance of the Borrower’s obligations under the Loan, including, without limitation, any guarantor, and in connection therewith, the Seller shall execute and deliver to the Purchaser such documents as may be required to transfer all of Seller’s interest in the Loan to Purchaser, including, without limitation, the Closing Documents listed in Section 2.02 below. It is understood and agreed that Purchaser is not assuming, and will not be liable for, any liabilities or obligations or actions or inactions of Seller with respect to any Loan or Loan Document with respect to any period of time prior to the Closing Date.

ARTICLE II -CLOSING

Section 2.01 Closing Conditions. The obligation of the Purchaser to purchase the Loan shall be subject to satisfaction of the following conditions on or before the Closing Date, any of which may be waived by the Purchaser in its sole and absolute discretion:

(a) the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 2.02 hereof, in such forms as are required under this Agreement, duly executed by all signatories, and all other terms, covenants and conditions of this Agreement shall have been satisfied; and

(b) each of the representations and warranties of the Seller contained in this Agreement shall be true, complete and correct as of the Effective Date and as of the Closing Date.

Section 2.02 Closing Documents.

(a) The closing documents for the Loan to be purchased on the Closing Date shall consist of fully executed originals (unless otherwise indicated) of the following documents (the “Closing Documents”):

(i) the Note and all intervening allonges and assignments necessary to evidence a complete chain of title to the Note;

(ii) an Allonge in the form attached as Exhibit A for the Note;

(iii) an Assignment of Note and Ancillary Security Documents in the form attached as Exhibit B for the Loan; and

(iv) the Loan Documents.

(b) The parties hereto agree that each shall, at its own expense, at any time and from time to time after the Closing Date, upon the other’s request, do, execute, acknowledge, and deliver all such further acts and assignments as may be reasonably requested to carry out the purchase and sale of the Loan and assignment of rights and obligations thereunder as contemplated by this Agreement. Seller agrees and consents to the Purchaser filing, on Seller’s behalf, appropriate documentation, including any UCC-3 filings, to properly amend or assign all outstanding UCC financing statements related to the Loan.

(c) Seller hereby covenants and agrees, and Purchaser hereby authorizes and directs Seller, at any time and from time to time after the Closing Date, to (i) release any dominion and/or control it has noticed under the terms of either of the Control Agreements prior to the Closing Date and (ii) prior to such release becoming effective under such Control Agreements, provide prompt instructions to Bank (as defined in the applicable Control Agreement) concerning the Account (as defined in the applicable Control Agreement) in accordance with written instructions provided by Purchaser to Seller, which written instructions may be delivered by email pursuant to Section 5.04 of this Agreement.

(d) Seller hereby covenants and agrees that if an original copy of the Note should ever come into the Seller’s possession, custody or power, the Seller will promptly, and without consideration, deliver such original copy of the Note to Purchaser, together with an Allonge in the form attached as Exhibit A for such Note.

ARTICLE III -DUE DILIGENCE/ PURCHASER’S ACKNOWLEDGMENT

Section 3.01 Representations and Warranties of Seller. The Seller represents, warrants and covenants to the Purchaser, as of the Effective Date and the Closing Date, as follows:

(a) Due Organization. The Seller is a Delaware Limited liability company, validly existing and in good standing under the laws of the State of Delaware.

(b) Authority. The Seller has the full right and authority to sell, assign and transfer the Loan and Loan Documents to the Purchaser, and that the Seller has the full authority to execute, deliver and perform this Agreement and all of the transactions contemplated hereby. The Seller has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except to the extent that (i) the enforceability thereof may be limited by federal or state bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. No notice to or consent of any third party is required by Seller in connection with the sale of Loan or the Loan Documents by Seller to Purchaser hereunder, except as those that have already been obtained.

(c) No Conflicts. Neither the execution and delivery of this Agreement by the Seller nor the Seller’s performance of and compliance with the terms of this Agreement will conflict with the Seller’s governing documents or constitute a default under, or result in a breach or acceleration of, any of the Loan Documents or any other material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets or result in the violation of any law, rule or regulation to which the Seller or any of its properties are subject.

(d) No Violation of Court Order. The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order, judgment, injunction or decree of any court or any order or regulation of any federal, state, municipal or governmental agency or regulatory authority having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the financial condition or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

(e) No Consent. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental or regulatory agency or body is required for the consummation by the Seller of the transactions contemplated herein other than those consents, approvals, authorizations or orders already obtained by Seller and copies of which have been provided to the Purchaser.

(f) Ownership. Seller represents and warrants to the Purchaser that the Seller is the legal and beneficial owner of the Loan and Loan Documents, that the Seller has not transferred, assigned or hypothecated its interest in the Loan or Loan Documents, that the Seller is the sole owner of the Loan and Loan Documents free and clear of any ownership, security or participation interest in the Loan in favor of any other person. Upon the payment of the Purchase Price by the Purchaser, the Purchaser will own the Loan and the Loan Documents free and clear of any lien, encumbrance, security interest, pledge, charge or claim. The Loan does not constitute all or substantially all of the assets of the Seller.

(g) No Release. The liens on the Loan have not been satisfied, canceled, subordinated or rescinded, in whole or in part, and all collateral with respect to the Loan has not been released from the lien, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

(h) Bankruptcy. Seller (i) is not currently insolvent, nor will Seller be rendered insolvent by virtue of making the payments required hereunder, (ii) has no present intent to file any voluntary petition in bankruptcy under any Chapter of the Bankruptcy Code, (iii) has no present intent to seek relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any federal, state or local law or in equity, and (iv) has no present intent to cause the Loan or the Loan Documents to be the subject of or attached in connection with any bankruptcy or insolvency proceedings or the property of any bankruptcy or insolvency estate.

(i) Obligations. The present unpaid balance of the Obligations as of April 15, 2019 is as set forth in Section 1.02(a) above.

(j) Loan Documents. Seller has provided true and correct copies of all principal or material Loan Documents to Purchaser.

(k) Security Interest. Seller has not released the Borrower from the security interest granted under the Loan Documents in the Collateral (as defined in the Loan Agreement). Seller has not terminated or released any financing statements filed against the Borrower or any other instruments or perfection. To the Seller’s knowledge,

the Loan is secured by and the security interest granted under the Loan Documents is a first priority perfected security interest in the Collateral (as defined in the Loan Agreement) to the extent such first priority security interest can be perfected by the filing of a financing statement in the appropriate office or jurisdiction. To the Seller’s knowledge, all financing statements and other instruments of perfection have been duly recorded or filed in the appropriate office or jurisdiction and remain in full force and effect and have not expired or been terminated, amended (as to an amendment, other than pursuant to an amendment that has disclosed to Purchaser by Seller), or assigned or transferred to a third party.

(l) Note. To the knowledge of Seller, there does not currently exist, and Seller is not in possession of, an original “wet ink” copy of the Note.

Section 3.02 Representations and Warranties of Purchaser. The Purchaser represents, warrants and covenants to the Seller as follows:

(a) Due Organization. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authority. The Purchaser has the full authority to execute, deliver and perform this Agreement and all of the transactions contemplated hereby. The Purchaser has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Seller, this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms except to the extent that (i) the enforceability thereof may be limited by federal or state bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(c) No Conflicts. Neither the execution and delivery of this Agreement by the Purchaser nor the Purchaser's performance of and compliance with the terms of this Agreement will conflict with the Purchaser’s governing documents or constitute a default under, or result in a breach or acceleration of any material contract, agreement or other instrument to which the Purchaser is a party or which may be applicable to the Purchaser or its assets or result in the violation of any law, rule or regulation to which the Purchaser or any of its properties are subject.

(d) No Violation of Court Order. The Purchaser is not in violation of, and the execution and delivery of this Agreement by the Purchaser and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order, judgment, injunction or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Purchaser or its assets, which violation might have consequences that would materially and adversely affect the financial condition or the operation of the Purchaser or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

Section 3.03 Representations and Warranties of Borrower. Borrower represents, warrants and covenants to the Purchaser as follows:

(a) At Borrower’s request, the Purchaser has agreed to purchase the Loan and pay the amounts set forth in Section 1.02 above in connection with the purchase of the Loan, all of which Borrower would be required to pay upon acceleration of the Loan and enforcement of the Loan Documents by the Seller, and Borrower represents and hereby agrees to repay the Purchaser the amount of the Purchase Price (as defined above) in excess of $36,000,000.

(b) The debt evidenced by the Loan Agreement and Loan Documents is fully enforceable against the Borrower and each Subsidiary Guarantor and is not subject to any defenses, claims, counterclaims or setoffs and is not subject to any claims for recharacterization or equitable subordination or other similar equitable remedies or any lender liability claims.

ARTICLE IV -INDEMNIFICATION

Section 4.01 Indemnification of Purchaser. Seller will indemnify, hold harmless and defend Purchaser and each of Purchaser’s directors, officers, subsidiaries, successors and assigns, and affiliates (collectively, the “Purchaser’s Indemnified Parties”) from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Purchaser’s Indemnified Parties (i) arising out of or resulting from the breach or inaccuracy of any representation or warranty made by the Seller in this Agreement, (ii) failure to comply with any covenant made by the Seller in this Agreement, or

(iii) arising out of or resulting from Seller’s ownership of the Loan and the Loan Documents before the Closing Date or any action or inaction thereon.

Section 4.02 Indemnification of Seller. Purchaser will indemnify, hold harmless and defend Seller and Seller’s directors, officers, subsidiaries, successors and assigns, and affiliates (collectively the “Seller’s Indemnified Parties”) from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Seller's Indemnified Parties (i) arising out of or resulting from the breach or inaccuracy of or failure to comply with any representation, warranty or covenant made by Purchaser in this Agreement, (ii) arising out of or resulting from Purchaser’s ownership of the Loan and the Loan Documents on or after the Closing Date, or (iii) arising out of or resulting from Purchaser’s directions pursuant to Section 2.02(c).

Section 4.03 Indemnification by Borrower. Borrower will indemnify, hold harmless and defend Purchaser and each of the Purchaser’s Indemnified Parties from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Purchaser’s Indemnified Parties (i) arising out of or resulting from the breach or inaccuracy of any representation or warranty made by Borrower in this Agreement, (ii) failure to comply with any covenant made by Borrower in this Agreement or (iii) arising out of or resulting from Purchaser's directions pursuant to Section 2.02(c) made at the request of Borrower.

ARTICLE V -MISCELLANEOUS

Section 5.01 Entire Agreement; Amendments. This Agreement, the other Closing Documents and that certain Promissory Note, dated as of the date hereof, by Borrower in favor of Seller contain the entire agreement between the parties hereto and supersedes any prior agreements relating to the subject matter hereof. This Agreement may be amended only by written agreement signed by the parties.

Section 5.02 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its choice of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 5.03 Waiver of Trial by Jury. Each of the parties hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 5.04 Notices. Unless otherwise expressly set forth herein, all demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, or sent by reputable overnight courier electronic mail or facsimile transmission (provided that, in the case of facsimile transmission, a confirmation copy of the notice shall be delivered by hand or sent by reputable overnight courier within two (2) days of transmission) as follows (until notice of a change thereof is given as provided in this Section 5.04, and actually received by the other party hereto):

(a) If to the Seller, to:

GACP FINANCE CO., LLC

Attention:

Email:

Attention:

Email:

Copy to:

SNELL & WILMER, L.L.P.

Attention:

Email:

(b) If to the Purchaser, to:

FORIS VENTURES, LLC

Attention:

Email:

Copy to:

GOODWIN PROCTER LLP

Attention:

Email:

All notices given in accordance with this Section 5.04, are effective if delivered by hand or mailed by reputable overnight courier, at the time of delivery, and, if communicated by facsimile, at the time of transmission.

Section 5.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision that most closely resembles the provision held to be invalid or unenforceable.

Section 5.06 No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action that could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

Section 5.07 Fees and Expenses. Each party will pay the costs of its own counsel in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.08 Confidentiality. Purchaser and Seller will cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the transaction contemplated herein and will not issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which latter event the parties will consult with each other regarding such responsive public disclosure.

Section 5.09 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts, together, shall constitute one and the same agreement.

Section 5.10 Headings. The Section headings are for convenience only and shall not affect the construction hereof.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Seller, the Purchaser and Borrower have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

SELLER:	GACP Finance Co., LLC, a Delaware limited liability company

By:/s/ John Ahn

Name: John Ahn

Title: CEO

PURCHASER:	FORIS VENTURES, LLC, a Delaware limited liability company

By:/s/ Barbara Haeger

Name: Barbara Haeger

Title: CEO

BORROWER, SOLELY FOR PURPOSES

OF SECTION 3.03 AND 4.03:

Amyris, Inc., a Delaware corporation

By:/s/ Kathleen Valiasek

Name:______________

Title:______________

Amyris Fuels, LLC, a Delaware limited liability company

By:/s/ Kathleen Valiasek

Name: ______________

Title: ______________

Amyris Clean Beauty LLC, a Delaware limited liability company

By:/s/ Kathleen Valiasek

Name:______________

Title:______________

AB TECHNOLOGIES LLC, a Delaware limited liability company

By:/s/ Kathleen Valiasek

Name:______________

Title:______________